Exhibit 99.1

Chemours, DuPont and Corteva Reach Agreement with the State of New Jersey to Comprehensively Resolve All Environmental Claims Including PFAS

•	Resolves all environmental claims, including those related to PFAS, across four current and former operating sites and all statewide PFAS claims, including those related to aqueous film forming foam (“AFFF”).

•	Settlement payments over 25 years, with pre-tax net present value of approximately $500 million to be shared by the parties in accordance with existing cost sharing arrangements.

•	Remediation for operations at current and former operating sites will continue in accordance with existing legal requirements.

•	DuPont and Corteva to acquire Chemours’ rights to certain insurance proceeds related to PFAS claims for $150 million.

WILMINGTON, Del., August 4, 2025 -- The Chemours Company (NYSE: CC), DuPont de Nemours, Inc. (NYSE: DD), and Corteva, Inc. (NYSE: CTVA) (the “Companies”) today announced a settlement to comprehensively resolve all pending environmental and other claims by the State of New Jersey against the Companies in various litigation matters and other state directives. The Settlement will resolve all legacy contamination claims related to the companies’ current and former operating sites (Chambers Works, Parlin, Pompton Lakes and Repauno) and claims of statewide PFAS contamination unrelated to those sites, including from the use of aqueous film forming foam.

Settlement payments will total $875 million over a 25-year period beginning within 30 days of the Judicial Consent Order (“JCO”) entry date, which will be no earlier than January 1, 2026. Of the total settlement amount, $16.5 million is attributed to alleged PFAS contamination unrelated to the Companies’ operating sites, including AFFF of $4.125 million. The pre-tax total present value of the settlement payments is about $500 million, based on the discount rate set forth in the JCO for purposes of prepaying settlement amounts.

Consistent with the January 2021 Memorandum of Understanding between the parties (“MOU”), Chemours will be responsible for 50% of settlement payments, or approximately $250 million on a present value basis, DuPont will be responsible for 35.5% of settlement payments, or approximately $177 million on a present value basis, and Corteva will be responsible for the remaining 14.5% of settlement payments, or approximately $72 million on a present value basis.

The settlement also establishes a process for determining the amount of the Remediation Funding Source (“RFS”) at the four current and former operating sites and the initial range for each, as well as other mechanisms to secure future remediation at the sites. The RFS will be secured by a surety bond or similar instrument. In addition, DuPont and Corteva will establish a Reserve Fund based on their respective cost sharing percentages, capped at $475 million, also through a surety bond or similar instrument, to serve as further financial security, separate from and secondary to the RFS. The Reserve Fund will be accessible only under limited conditions detailed in the settlement. The RFS and Reserve Fund do not represent a new cash outlay by the Companies other than the ongoing costs of maintaining the surety bond or a similar instrument to support both.

The terms of the settlement are set forth in a proposed Judicial Consent Order (JCO), which remains subject to notice and comment pursuant to New Jersey law, as well as final court approval.

In addition, and contingent upon approval of the JCO, DuPont and Corteva will purchase from Chemours for $150 million Chemours’ rights to receive certain insurance proceeds related to PFAS claims. After DuPont and Corteva have recovered the $150 million, plus a fee, Chemours will be entitled to its 50% share of further insurance recoveries.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in providing industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and advanced electronics, general industrial, and oil and gas. Through our three businesses – Thermal & Specialized Solutions, Titanium Technologies, and Advanced Performance Materials – we deliver application expertise and chemistry-based innovations that solve customers’ biggest challenges. Our flagship products are sold under prominent brands such as Opteon™, Freon™, Ti-Pure™, Nafion™, Teflon™, Viton™, and Krytox™. Headquartered in Wilmington, Delaware and listed on the NYSE under the symbol CC, Chemours has approximately 6,000 employees and 28 manufacturing sites and serves approximately 2,500 customers in approximately 110 countries.

For more information, visit chemours.com or follow us on LinkedIn.

About DuPont

DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

DuPont™, the DuPont Oval Logo, and all trademarks and service marks denoted with ™, SM or ® are owned by affiliates of DuPont de Nemours, Inc. unless otherwise noted.

About Corteva

Corteva, Inc. (NYSE: CTVA) is a global pure-play agriculture company that combines industry-leading innovation, high-touch customer engagement and operational execution to profitably deliver solutions for the world’s most pressing agriculture challenges. Corteva generates advantaged market preference through its unique distribution strategy, together with its balanced and globally diverse mix of seed, crop protection, and digital products and services. With some of the most recognized brands in agriculture and a technology pipeline well positioned to drive growth, the company is committed to maximizing productivity for farmers, while working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. More information can be found at www.corteva.com.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate", "target," similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected performance and impact of the cost sharing arrangement by and between Chemours, Corteva and DuPont related to future eligible PFAS liabilities. Factors that could cause or contribute to these differences include, but are not limited to: the achievement, terms and conditions of final agreements related to the cost sharing arrangement; the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; changes in laws and regulations applicable to PFAS chemicals; the performance by each of the parties of their respective obligations under the cost sharing arrangement. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Further lists and descriptions of risks and uncertainties can be found in each of Chemours', DuPont's and Corteva's respective annual report on Form 10-K for the year ended December 31, 2024, and each of Chemours', Corteva's and DuPont's respective subsequent reports on Form 10-Q, Form 10-K and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this announcement. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on each of Chemours', DuPont's or Corteva's respective consolidated financial condition, results of operations, credit rating or liquidity. None of Chemours, DuPont or Corteva assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.